WGNB Corp.

INDEX TO THE UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information and explanatory notes present how the combined financial statements of WGNB Corp. (“WGNB”) and First Haralson Corporation (“First Haralson”) may have appeared had the businesses actually been combined at the beginning of the periods presented. The unaudited pro forma condensed combined financial information shows the impact of the merger of WGNB and First Haralson on the companies’ respective financial positions and results of operations under the purchase method of accounting with WGNB treated as the acquirer. Under this method of accounting, the assets and liabilities of First Haralson will be recorded by WGNB at their estimated fair values as of the date the merger is completed. The unaudited pro forma condensed combined financial information combines the historical financial information of WGNB and First Haralson as of and for the six months ended June 30, 2007 and for the year ended December 31, 2006. The unaudited pro forma condensed combined balance sheet as of June 30 2007 assumes the merger was completed on that date.

On January 22, 2007, WGNB entered into an agreement and plan of reorganization by and among WGNB and First Haralson whereby First Haralson will be merged with and into WGNB by acquisition of 100 percent of the outstanding common shares of First Haralson and, concurrently, First National Bank of Georgia would be merged into West Georgia National Bank. The transaction was approved by both companies’ shareholders and it closed on June 29, 2007 with an effective date of July 1, 2007. Under the terms of the merger agreement, First Haralson shareholders could elect to receive cash, WGNB common stock, or a combination of the two. The shareholders made their elections and, in the aggregate, chose cash consideration in the amount of $16,315,423 and shares of WGNB common stock in the amount of 1,055,149 shares valued at $27.25 per share for total consideration of $45,068,233 at the date of the closing. In addition, the terms of the merger agreement allowed First Haralson to pay a one-time, special dividend not to exceed $7,250,000 in the aggregate, or approximately $35.67 per share, for each First Haralson share to First Haralson shareholders prior to the closing of the transaction. The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of WGNB, which are available in WGNB’s public filings with the Securities and Exchange Commission which can be found on the Company’s web site, wgnb.com and the historical consolidated financial statements and the related notes of First Haralson which are available in this filing.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented and had the impact of possible revenue enhancements, expense efficiencies, asset depositions and other capital transactions, among other factors, been considered. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the purchase price reflected in the proforma condensed combined financial information is subject to adjustment based upon actual results.

WGNB Corp./First Haralson Corporation
Pro Forma Condensed Combined Balance Sheet

As of June 30, 2007

(Unaudited)

(Dollars in Thousands)

	WGNB Corp.	First Haralson Corporation	Pro Forma Adjusments		Pro Forma Combined WGNB Corp.
Assets

Cash and cash equivalents	$29,482	17,437	(1)	(7,545)	39,374
Securities held to maturity	7,082	-		-	7,082
Securities available for sale	51,745	42,514		-	94,259
Loans, net	508,788	137,641	(2)	(1,182)	645,247
Premises and equipment, net	9,507	6,817	(3)	1,000	17,324
Cash surrender value of life insurance	-	3,561		-	3,561
Goodwill	-	-	(4)	23,906	23,906
Core deposit premium	-	-	(5)	5,738	5,738
Other assets	16,194	3,121	(6)	898	20,213

	$622,798	211,091		22,815	856,704

Liabilities and Stockholders’ Equity

Total deposits	510,492	180,766		(7) 66	691,324
Junior subordinated debentures	-	-	(8)	10,825	10,825
Federal Home Loan Bank advances	52,000	7,500		-	59,500
Other liabilities	6,032	3,845	(9)	2,151	12,028
Total liabilities	568,524	192,111		13,042	773,677

Stockholders’ equity:
Common stock	6,255	203	(10)	1,116	7,574
Additional paid-in capital	2,804	418	(10)	27,016	30,238
Retained earnings	45,531	18,400	(10)	(18,400)	45,531
Accumulated other comprehensive loss	(316)	(41)	(10)	41	(316)

Total stockholders’ equity	54,274	18,980		9,773	83,027

	$622,798	211,091		22,815	856,704

Common shares outstanding	5,003,790	203,257		851,892	6,058,939

See accompanying notes to unaudited pro forma condensed combined financial statements.

WGNB Corp./First Haralson Corporation
Pro Forma Condensed Combined Statement of Earnings

For the Six Months Ended June 30, 2007

(Unaudited)

(Dollars in Thousands, except per share amounts)

	WGNB Corp.	First Haralson Corporation	Pro Forma Adjustments		Pro Forma Combined WGNB Corp.

Total interest income	$24,216	6,976	(11)	134	31,326
Total interest expense	11,345	3,479	(12)	358	15,182

Net interest income	12,871	3,497		(224)	16,144
Provision for loan losses	750	-		-	750
Net interest income after provision for loan losses	12,121	3,497		(224)	15,394

Total other income	3,533	2,636		-	6,169
Total other expenses	9,416	4,726		(13) 287	14,429

Earnings before income taxes	6,238	1,407		(511)	7,134

Income tax expense	2,004	449	(14)	(199)	2,254

Net earnings	$4,234	958		(312)	4,880

Basic earnings per share	$0.85	4.71			0.81

Diluted earnings per share	$0.84	4.71			0.80

Average shares outstanding:
Basic	5,002,545	203,257		851,892	6,057,694
Diluted	5,042,714	203,257		851,892	6,097,863

See accompanying notes to unaudited pro forma condensed combined financial statements.

WGNB Corp./First Haralson Corporation
Pro Forma Condensed Combined Statement of Earnings

For the Year Ended December 31, 2006

(Unaudited)

(Dollars in Thousands, except per share amounts)

	WGNB Corp.	First Haralson Corporation	Pro Forma Adjustments		Pro Forma Combined WGNB Corp.

Total interest income	$42,093	12,916	(11)	268	55,277
Total interest expense	18,727	5,276	(12)	716	24,719

Net interest income	23,366	7,640		(448)	30,558
Provision for loan losses	1,465	70		-	1,535
Net interest income After provision for loan losses	21,901	7,570		(448)	29,023

Total other income	6,404	2,875		-	9,279
Total other expenses	16,519	7,408	(13)	574	24,501

Earnings before income taxes	11,786	3,037		(1,022)	13,801

Income tax expense	3,459	656	(14)	(398)	3,717

Net earnings	$8,327	2,381		(624)	10,084

Basic earnings per share	$1.67	11.76			1.67

Diluted earnings per share	$1.66	11.76			1.66

Average shares outstanding:
Basic	4,998,103	202,460		852,689	6,053,252
Diluted	5,024,668	202,460		852,689	6,079,817

See accompanying notes to unaudited pro forma condensed combined financial statements.

WGNB Corp./First Haralson Corporation
Notes to Pro Forma Condensed Combined Financial Information

(Unaudited)

1.
Represents net proceeds from the issuance of junior subordinated debentures by WGNB of $10.5 million, the cash paid to First Haralson Corporation shareholders of $16.3 million and merger costs of $1.7 million

2.	Represents fair value adjustment for loans

3.	Represents fair value adjustment for premises and equipment

4.	Represents the recording of goodwill as a result of the merger

5.	Represents the recording of the core deposit intangible as a result of the merger.

6.
Represents deferred tax asset recorded in the amount of $573,000 on the accrued compensation accrual under the supplemental executive retirement plan as a result of a change in control and $325,000 investment in the trust in which WGNB offered its junior subordinated debentures.

7.	Represents fair value adjustment for time and other deposits.

8.	Represents the issuance of $10.8 million of junior subordinated debentures by WGNB to help fund the transaction and increase its regulatory capital.

9.
Represents the recording of the deferred tax impact of the purchase accounting adjustments in the amount of $1.8 million and the recording of the additional accrual required for change of control for the supplemental executive retirement plan for First Haralson in the amount of $400,000.

10.
Represents the elimination of First Haralson equity accounts and the issuance of 1,055,149 shares of WGNB common shares in the merger at an estimated fair value of $28.8 million (based on a closing price of WGNB common stock of 27.25 on June 30, 2007)

11.
Represents the amortization of purchase accounting adjustments related to loans of First Haralson over a 53 month amortization period. The amortization adjustments are commensurate with the periods presented.

12.
Represents the amortization of purchase accounting adjustments related to time and other deposit liabilities of First Haralson over a twelve month period as well as interest expense on the junior subordinated debentures of WGNB at a rate of 3 month LIBOR plus 1.55% which was 6.91% as of June 30, 2007.

13.	Represents the amortization of purchase accounting adjustments for the core deposit intangible based on straight-line amortization over a ten year period.

14.	Represents the net tax effect at 39%, related to the amortization of purchase accounting adjustments and the interest expense on the junior subordinated debentures of WGNB.